SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
WHEREAS, InfoSearch Media, Inc., a Delaware corporation, with its principal place of business located at 4086 Del Rey Avenue, Marina Del Rey, California 90292, its affiliates, subsidiaries, successors and assigns (the “Company”), and George Lichter, an individual residing at 130 South William Drive, Beverly Hills, California 90211 (the “Executive”), are parties to an Employment Agreement dated January 4, 2006 and effective as of August 23, 2005, as amended by the Amendment to Employment Agreement, effective as of July 1, 2006 (as amended, the “Agreement”), which is incorporated herein by reference, and a copy of which is attached hereto as Exhibit A.
WHEREAS, it is the desire of the Company and the Executive to amend Sections 6 and 11 of the Agreement; and
WHEREAS, the Company and the Executive have agreed to memorialize this written amendment to the Agreement (the “Amendment”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree to amend the Agreement as follows:
1.         Definitions.  Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have their meanings as defined in the Agreement.
2.         Effective Date.  The parties intend that this Amendment shall be effective as of January 12, 2007 (the “Effective Date”).
3.         Amended Section 6(b) of Agreement.
(a)                The first sentence of Section 6(b) of the Agreement is hereby replaced in its entirety as follows:
(b)        Quarterly Bonus.  During the Term of this Agreement, the Executive shall be entitled to a quarterly bonus in an amount not to exceed twenty-five percent (25%) of the Base Salary for each calendar quarter (or pro-rata portion thereof in the case of a period of less than three (3) months) within the Board’s sole discretion based on its review of the operating performance of the Company during the quarter to which the bonus pertains.
4.         Amended Section 11(d) of the Agreement.
(a)                Section 11(d)(ii) of the Agreement is hereby replaced in its entirety as follows:
(ii)        For purposes of this Agreement, “Change of Control” means the consummation of:  (a) any consolidation or merger of the Company pursuant to which fifty percent (50%) or more of the outstanding voting securities of the surviving or resulting company are not owned collectively by the common share and warrant holders of the Company as of January 12, 2007; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, one hundred percent (100%) of the outstanding voting securities of such company after any such transfer; (c) any person or persons or group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), acquiring or becoming the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of fifty percent (50%) or more of the outstanding voting securities of the Company; or (d) by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than fifty percent (50%) of the then outstanding voting securities of the Company.

(b)               Section 11(d)(iv) of the Agreement is hereby replaced in its entirety as follows:
(iv)       In the event that the Executive terminates this Agreement and his employment with the Company for “Good Reason,” the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators or executors) an aggregate lump sum payment equal to:  (a) any earned but unpaid base salary, unpaid pro rata  bonus and unused vacation days accrued through the Executive’s last day of employment with the Company, including any carryover days; (b) the Executive’s full base salary for six (6) months; (c) the Executive’s bonuses that he would have been awarded during the same six (6) month period; and (d) continued coverage, at the Company’s expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, for a period of six (6) months (collectively subsection 11(d)(iv)(a), 11(d)(iv)(b), 11(d)(iv)(c) and 11(d)(iv)(d) are referred to as the “Continued Benefits”).  Payment of the Continued Benefits shall be paid to the Executive within forty-five (45) days of the Executive’s last day of employment with the Company.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.  In addition to the Continued Benefits, fifty percent (50%) of the unvested options granted to Executive pursuant to the Company’s 2004 Stock Option Plan will automatically vest in the event that the Executive terminates this Agreement and his employment with the Company pursuant to this Section 11(d)(iv).
5.         Amended Section 11(e)(ii) of the Agreement.
(a)                Section 11(e)(ii) of the Agreement is hereby replaced in its entirety as follows:
(ii)        By The Company.  At any time during the Term of this Agreement, the Company shall be entitled to terminate this Agreement and the Executive’s employment with the Company without “Cause,” as that term is defined in Section 11(c)(i) hereinabove by providing written notice to the Executive at least forty-five (45) days prior to the termination date.  Upon termination by the Company of this Agreement and the Executive’s employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators or executors):  any earned but unpaid base salary, unpaid pro rata bonus and unused vacation days accrued through the Executive’s last day of employment with the Company, including any carryover days.  In addition, so long as Executive has not and does not violate the provisions of Sections 12, 13 and 14 of this Agreement, the Company shall pay or provide to the Executive (a) the Executive’s full base salary for a period of six (6) months ; (b) the Executive’s bonuses that he would have been awarded during the same six (6) month period; and (c) continued coverage, at the Company’s expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, for a period of six (6) months (collectively subsection 11(e)(ii)(a), 11(e)(ii)(b) and 11(e)(ii)(c) are referred to as the “Continued Benefits”).  Payment of the Continued Benefits shall be paid to the Executive in a lump sum payment within forty-five (45) days of the Executive’s last day of employment with the Company.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.  In addition to the Continued Benefits, fifty percent (50%) of the unvested options granted to Executive pursuant to the Company’s 2004 Stock Option Plan that are not subject to a performance vesting requirement will automatically vest in the event that the Company terminates this Agreement and his employment with the Company pursuant to this Section 11(e)(ii).

6.         New Section 11(f) of the Agreement.
(a)                Section 11(f) is hereby included in the Agreement as follows:
(f)  Change of Control.
(i)         If the Executive is terminated by the Company without “Cause” or if the Executive resigns his employment with the Company for “Good Reason”, each within twelve (12) months of a Change of Control, fifty percent (50%) of all (A) unvested options to purchase stock of the Company, (B) unvested shares of restricted stock and (C) other unvested equity compensation shall automatically vest and become immediately exercisable and transferable.  The Executive shall have a period of ninety (90) days after termination of employment by the Company without “Cause” or termination of employment by the Executive for “Good Reason” to exercise any unvested options or other unvested equity compensation that vests under this Section 11(f)(i) as a result of such termination of employment.
(ii)        In the event of a Change of Control, and immediately prior to such Change of Control, any unvested options to purchase stock of the Company, all (A) unvested options to purchase stock of the Company, (B) unvested shares of restricted stock and (C) other unvested equity compensation shall automatically vest and become immediately exercisable and transferable, unless the outstanding options, restricted stock and other equity compensation are (x) assumed by the surviving corporation or its parent or subsidiary on terms no less favorable and with an equity value equal to or greater than immediately prior to the Change of Control; or (y) substituted by the surviving corporation or its parent or subsidiary with equivalent awards for the outstanding options, restricted stock and other equity compensation on terms no less favorable and with an equity value equal to or greater than immediately prior to the Change of Control.
7.         Other Sections of Agreement Reaffirmed.  All of the other sections of the Agreement remain unchanged and are hereby ratified and reaffirmed as of the date hereof and shall remain in full force and effect.
8.         Severability.  Should any term or provision of this Amendment be finally determined by a court of competent jurisdiction to be void, invalid, unenforceable or contrary to law or equity, the offending term shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Amendment (or, as the case may be, the application of provisions to other circumstances) shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.
[SIGNATURE PAGE FOLLOWS]

BY HIS EXECUTION BELOW, THE EXECUTIVE ACKNOWLEDGES AND STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AMENDMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF.

UNDERSTOOD, AGREED, AND ACCEPTED:
EXECUTIVE                                                              COMPANY

George Lichter                                                             InfoSearch Media, Inc.

/s/ George Lichter                                                       By:       /s/ Frank Knuettel II

Date:    May 1, 2007                                                   Name:  Frank Knuettel II

Title:    Chief Financial Officer
                                                                                    Date:    May 1, 2007